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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
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                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT:   DECEMBER 5, 2005
DATE OF EARLIEST EVENT REPORTED:    NOVEMBER 30, 2005

                        TRANSATLANTIC HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)


      DELAWARE                      1-10545                     13-3355897
  (State or other           (Commission File Number)         (I.R.S. Employer
  jurisdiction of                                         Identification Number)
   incorporation)

                              80 PINE STREET,
                          NEW YORK, NEW YORK 10005

                  (Address of principal executive offices)

                               (212) 770-2000
            (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

TRANSATLANTIC HOLDINGS, INC. 2005 LONG TERM CASH AWARD

On November 30, 2005 the Compensation Committee of the Board of Directors of Transatlantic Holdings, Inc.("TRH") (the "Committee") adopted the 2005 Long-Term Cash Award (the "Award") in order to recognize and retain its President and Chief Executive Officer, Robert F. Orlich. Under the terms of the Award, Mr. Orlich will be entitled to receive $550,000 if he remains employed with TRH during the period beginning January 1, 2006 and ending December 31, 2010. If Mr. Orlich's employment with TRH terminates prior to December 31, 2010 for any reason other than death or permanent disability he will forfeit the award. If his employment terminates as a result of death or permanent disability the award will be paid promptly to Mr. Orlich or his estate or guardian, as the case may be. The Committee retains the discretion to reinstate any award amount forfeited by Mr. Orlich or to amend the Award in anyway, including in a manner adverse to Mr. Orlich.



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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated: December 5, 2005


                                   TRANSATLANTIC HOLDINGS, INC.


                                   By: /s/ Gary A. Schwartz
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                                       Gary A. Schwartz
                                       Senior Vice President and General Counsel